UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

YONGYE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-8051010
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6th Floor, Suite 608 Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District, Beijing, PRC	N/A
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.001 per share	The NASDAQ Stock Market Inc.

Securities Act registration statement file number to which this form relates: (if applicable)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.        Description of Registrant's Securities to be Registered.

A description of the 32,781,065 shares of common stock, par value $.001 per share (“Common Stock”) of Yongye International, Inc. (“Registrant”), and shares of Common Stock underlying warrants to purchase up to 3,307,193 shares of Common Stock upon exercise, to be registered hereunder is contained in the section entitled “Description of Securities” in the Registration Statement on Form S-1 (Registration No. 333-159892) filed with the Securities and Exchange Commission, as amended from time to time (the “Registration Statement”).  This information is incorporated herein by reference.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.        Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NASDAQ Stock Market Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

YONGYE INTERNATIONAL, INC.

Date: August 31, 2009	By:	/s/ Zishen Wu
Name: Zishen Wu
Title: Chief Executive Officer